EXHIBIT 23.4
                   CONSENT OF MCCAULEY, NICOLAS & COMPANY, LLC

As independant public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registation statement.


                                        By: /s/ KENNETH N. NICOLAS, CPA
                                          Name: Kenneth N. Nicolas, CPA
                                          Title: Member

Jeffersonville, Indiana
September 5, 1996